As filed with the Securities and Exchange Commission on April 22, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J. C. PENNEY CORPORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-5583779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

J. C. PENNEY COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0037077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Janet Dhillon, Esq. Executive Vice President, General Counsel and Secretary 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000	J. C. Penney Corporation, Inc. J. C. Penney Company, Inc. 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock of 50¢ par value of J. C. Penney Company, Inc.	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Debt Securities and Warrants to Purchase Debt Securities of J. C. Penney Corporation, Inc.

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (Securities Act), and are omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Pursuant to Rule 416 under the Securities Act, there is also being registered an indeterminable number of shares of Common Stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, 13,388,673 shares of Common Stock of J. C. Penney Company, Inc. were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-142317-01), filed by J. C. Penney Company, Inc. on April 24, 2007, as amended by Post-Effective Amendment No. 1 thereto, filed on May 19, 2009, in connection with sales of the Common Stock by the J. C. Penney Corporation, Inc. Pension Plan Trust; 7,911,418 of those shares of Common Stock are being carried forward for application in connection with offerings under this Registration Statement. A filing fee of $20,059.31 was paid for the registration of the 13,388,673 shares of Common Stock; no additional filing fee is required to be paid with respect to the 7,911,418 shares of Common Stock being carried forward.

EXPLANATORY NOTE

This Registration Statement contains:

•

A base prospectus to be used by J. C. Penney Company, Inc. (JCPenney) and/or J. C. Penney Corporation, Inc., a wholly owned subsidiary of JCPenney (JCP), in connection with offerings of debt securities and warrants to purchase debt securities and by JCPenney in connection with offerings of its common stock.

•

A base prospectus to be used in connection with the resale from time to time, in one or more transactions, of shares of common stock of JCPenney contributed by JCPenney to the J. C. Penney Corporation, Inc. Pension Plan Trust (Selling Stockholder).

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK

J. C. Penney Corporation, Inc.

DEBT SECURITIES

AND

WARRANTS TO PURCHASE DEBT SECURITIES

OF WHICH

J. C. Penney Company, Inc.

IS CO-OBLIGOR

J. C. Penney Company, Inc. (JCPenney) and/or J. C. Penney Corporation, Inc., a wholly owned subsidiary of JCPenney (JCP), may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus. JCPenney’s common stock trades on the New York Stock Exchange (NYSE) under the symbol “JCP.”

Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The principal executive offices of JCPenney and JCP are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number for each is (972) 431-1000.

We discuss risk factors relating to our Company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2010.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds and the other specific terms related to the offering of the securities.

You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. Our business, financial condition, results of operations, and other information contained in the prospectus and any prospectus supplement may have changed since that date.

Unless indicated otherwise, as used in this prospectus, the terms “JCPenney,” “we,” “us,” “our,” or the “Company” refer to the combined entities of J. C. Penney Corporation, Inc., its parent, J. C. Penney Company, Inc., and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC’s EDGAR website at http://www.sec.gov or from our website at www.jcpenney.net. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at www.jcpenney.net. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

J. C. Penney Company, Inc.

•	Its annual report on Form 10-K for the fiscal year ended January 30, 2010;

•	Its current reports on Form 8-K filed on March 1, 2010, March 17, 2010 and April 20, 2010; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until we sell all of the securities being registered by this registration statement.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

Telephone: (972) 431-5500

Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight, paper and postal rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information. Furthermore, the Company typically earns a disproportionate share of its operating income in the fourth quarter due to holiday buying patterns, and such buying patterns are difficult to forecast with certainty. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

Since J. C. Penney Company, Inc.’s founding by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,110 JCPenney department stores in 49 states and Puerto Rico. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company sells family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, the department stores provide customers with services such as styling salon, optical, portrait photography and custom decorating.

On January 27, 2002, J. C. Penney Company, Inc. was reorganized into a holding company structure. As part of this restructuring, the former J. C. Penney Company, Inc. changed its name to “J. C. Penney Corporation, Inc.” and became a wholly owned subsidiary of a newly formed affiliated holding company. The new holding company assumed the name “J. C. Penney Company, Inc.” Shares of common and preferred stock of J. C. Penney Corporation, Inc. outstanding as of January 27, 2002 were automatically converted into the identical number and type of shares of common and preferred stock of J. C. Penney Company, Inc. Shares of common stock of 50¢ par value of J. C. Penney Company, Inc. are publicly traded on the NYSE under the symbol “JCP.”

J. C. Penney Company, Inc. derives its operating income and cash flow from J. C. Penney Corporation, Inc. and is also the co-obligor or guarantor, as the case may be, on all outstanding debt of J. C. Penney Corporation, Inc. which has been registered with the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

Capital Stock

In this section entitled “Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. As of March 22, 2010, JCPenney’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 236,228,947 shares were issued and outstanding, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of JCPenney’s Restated Certificate of Incorporation, as amended, referred to in this document as its “Charter,” and its Bylaws, as amended, and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain copies of these documents.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of the Company’s securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares.

Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (Board). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NYSE.

BNY Mellon Shareowner Services is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes 25,000,000 shares of preferred stock, without par value. No shares of preferred stock are issued and outstanding.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually. In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Our Bylaws provide that in a non-contested election, any nominee for director who is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation. We will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached. In a contested election, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors. Additionally, our Bylaws provide that members of our Board may be removed, with or without cause, only upon the vote of 80% of the voting power of all classes of our voting stock.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of 80% of the voting power of all classes of our voting stock in order to remove or amend them.

These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Business Combinations with Interested Stockholders

Our Charter provides that approval of business combinations with interested stockholders requires the vote of 80% of the combined voting power of the then-outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors.

An “interested stockholder” is defined in our Charter as a person (other than the Company, any subsidiary or any employee benefit plan of the Company or any subsidiary) who or which:

•	is the beneficial owner, directly or indirectly, of 10% or more of the voting power of all classes of our voting stock;

•	is an affiliate of the Company and at any time within the two-year period before the date in question was the beneficial owner of 10% or more of the voting power of all classes of our voting stock; or

•	is an assignee of shares of voting stock which were owned by an interested stockholder in the preceding two years.

A “business combination” is defined in our Charter to mean:

•	a merger or consolidation with an interested stockholder;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition of our property having a fair market value of $100 million or more to an interested stockholder or a purchase, lease, exchange, mortgage, pledge, transfer or other acquisition by us from an interested stockholder of property having such fair market value;

•

an issuance or transfer by the Company or any subsidiary of any securities of the Company or any subsidiary to any interested stockholder in exchange for cash, securities or other property having a fair market value of $100 million or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any interested stockholder;

•	any reclassification of securities or recapitalization of the Company that has the effect of increasing the voting power of an interested stockholder; and

•	transactions having a similar effect to those listed above.

A business combination will not need to receive the 80% vote outlined above if it meets one of the following tests:

•

the business combination is approved by a majority of the members of the Board who are not affiliated with the interested stockholder and who were Board members prior to the interested stockholder becoming an interested stockholder; or

•

the consideration to be paid by the interested stockholder in the business combination meets various tests set forth in the Charter designed to ensure that the form and amount of consideration to be paid by the interested stockholder is fair to the other stockholders.

The business combination provisions outlined above may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders. The provision of the Bylaws containing the procedural requirements regarding advance notice of nominations for our Board may only be amended by a vote of 80% of the voting power of all classes of our voting stock.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•

at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Directors’ Liability

JCPenney’s Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company, and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

Debt Securities

The debt securities are to be issued under an indenture, dated as of April 1, 1994, as amended by a first supplemental indenture, dated as of January 27, 2002, and a second supplemental indenture, dated as of July 26, 2002 (the indenture and supplements are referred to in this prospectus as the “indenture”), among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, as trustee. The indenture in the form in which it was executed is incorporated by reference to the exhibits to the registration statement of which this prospectus is a part. The following statements are subject to the detailed provisions of the indenture, including definitions of certain terms used in this description. Wherever particular provisions of the indenture are referred to in this prospectus, such provisions are made a part of the statement made, and the statement is qualified in its entirety by such reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of any debt securities that may be issued under the indenture. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of the form of indenture.

In this section entitled “Debt Securities,” when we refer to “the Company,” “JCPenney,” “the Issuer,” “we,” “our,” or “us,” we are referring to J. C. Penney Corporation, Inc. as issuer of the debt securities, and not to J. C. Penney Company, Inc. or any of the subsidiaries of J. C. Penney Corporation, Inc.

General

The indenture does not limit the amount of debt securities which can be issued under it. Under the indenture, debt securities may be issued in one or more series, each in an aggregate Principal Amount (in U.S. dollars or the equivalent denominated in foreign currency or composite currencies) authorized by the Company prior to issuance.

Reference is made to the prospectus supplement for certain specified terms with respect to the debt securities being offered hereby, including, but not limited to:

•

the obligation or option, if any, of the Company to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation;

•

if the amount of payments of principal of or any premium or interest on any of the debt securities may be determined with reference to an index, the manner in which such amounts shall be determined; and

•

whether any of the debt securities shall be issuable in whole or in part in the form of one or more global securities (as described below) and, if so, the depositary for such global security or securities, and the circumstances under which any such global security or securities may be exchanged for debt securities registered in the name of, and any transfer of such global security or securities may be registered to, a person other than such depositary or its nominee.

The debt securities will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

The debt securities may be issued (in the case of dollar denominated debt securities) in denominations of $1,000 and any integral multiple thereof. We reserve the right to issue the debt securities in certificated form registered in the name of security holders. However, unless otherwise provided in a prospectus supplement, it is anticipated that the debt securities offered by this prospectus will be “book-entry,” and will be issued in the form of one or more global certificates, each of which we refer to as a global security, registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems. Any such global security deposited with a depositary or its nominee and bearing the legend required by the indenture may not be surrendered for transfer or exchange except by the depositary for such global security or any nominee of such depositary, except if the depositary notifies the Company that it is unwilling or unable to continue as depositary, or the depositary ceases to be qualified as required by the indenture, or the Company instructs the trustee in accordance with the indenture that such global security shall be so registrable and exchangeable, or there shall exist such other circumstances, if any, as may be specified in the applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by one or more global securities will be described in the applicable prospectus supplement. Beneficial interests in global securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the depositary and the institutions that are participants in the depositary.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate Principal Amount and tenor. The debt securities may be transferred or exchanged without payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The principal of (and premium, if any) and interest, if any, on the debt securities will be payable, and the transfer of the debt securities will be registrable, at the agency or agencies maintained by the Company; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register.

Some of the debt securities may be issued as discounted debt securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rate) to be sold at a substantial discount below their stated Principal Amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto. Debt securities may also be issued under the indenture upon the exercise of warrants. See “Warrants” below.

Restrictive Covenants

Limitations on Liens. The indenture provides that the Company may not, nor may it permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee evidences of indebtedness for money borrowed which are secured by any mortgage, security interest, pledge or lien (“mortgage”) of or upon any Principal Property (as defined below) or of or upon any shares of stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing that the Principal Amount of the debt securities from time to time outstanding shall be secured equally and ratably by such mortgage, except that this restriction will not apply to (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the Company or a Restricted Subsidiary; (3) mortgages on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary; (4) mortgages securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property if the commitment to extend the credit secured by any such mortgage is obtained within 12 months after the later of the completion or the placing in operation of the acquired, constructed, developed or substantially repaired, altered or improved property; (6) mortgages securing current indebtedness (as defined in the indenture); or (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (6), provided, however, that the Principal Amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the Principal Amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the Company or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restrictions in any aggregate amount which, together with all other such indebtedness outstanding, all attributable debt outstanding under the provisions described in the last sentence under “Limitations on Sale and Lease-Back Transactions” below and all Senior Funded Indebtedness (as defined below) issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders’ Equity (as defined below).

Under the terms of the indenture, the Company may secure indebtedness with mortgages on assets other than Principal Property including, but not limited to, inventory and receivables.

Limitations on Sale and Lease-Back Transactions. The indenture provides that neither the Company nor any Restricted Subsidiary may enter into any sale and lease-back transaction, as defined in the indenture, with respect to any Principal Property (except for transactions involving leases for a term, including renewals, of not more than three years and except for transactions between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), if the purchaser’s commitment is obtained more than 12 months after the later of the acquisition or completion or the placing in operation of such Principal Property or of such Principal Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if either (a) the Company or such Restricted Subsidiary would be entitled pursuant to the provision described in the first sentence under “Limitations on Liens” described above to issue, assume or guarantee debt secured by a mortgage on such Principal Property without equally and ratably securing the debt securities from time to time outstanding or (b) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the Principal Property so leased to the retirement of the debt securities or other Senior Funded Indebtedness of the Company or a Restricted Subsidiary, subject to reduction as set forth in the indenture in respect of the debt securities and other Senior Funded Indebtedness retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity. The Company or any Restricted Subsidiary, however, may enter into a sale and lease-back transaction which would otherwise be subject to the foregoing restriction so as to create an aggregate amount of attributable debt which, together with all other such attributable debt outstanding, all indebtedness outstanding under the provision described in the last sentence under “Limitations on Liens” described above and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders’ Equity.

Waiver of Covenants. The indenture provides that the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in Principal Amount of the outstanding debt securities of a particular series may waive compliance with certain covenants or conditions set forth in the indenture, including those described above.

Consolidation, Merger or Sale of Assets of the Company. The indenture provides that the Company may not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the Company is merged or the person which acquires its assets is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the debt securities and the performance of every covenant of the indenture on the part of the Company, and (2) immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale is made will succeed to, and be substituted for, the Company under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Unless otherwise provided in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect such holders.

Definitions

“Funded Indebtedness” of a corporation means the principal of (a) indebtedness for money borrowed or evidenced by an instrument given in connection with an acquisition which is not payable on demand and which matures, or which such corporation has the right to renew or extend to a date, more than one year after the date of determination, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as a guarantor or otherwise, and (c) amendments, renewals and refundings of any such indebtedness. For the purposes of the definition of “Funded Indebtedness,” the term “principal” when used at any date with respect to any indebtedness means the amount of principal of such indebtedness that could be declared to be due and payable on that date pursuant to the terms of such indebtedness.

“Principal Amount” means, when used with respect to any debt security, the amount of principal thereof that could then be declared due and payable as a result of an event of default with respect to such debt security.

“Principal Property” means all real and tangible property owned by the Company or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment, provided the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders’ Equity.

“Restricted Subsidiary” means any subsidiary, as defined in the indenture, of the Company or of a Restricted Subsidiary which the Company designates as a Restricted Subsidiary, which designation shall not have been canceled. However, no subsidiary for which the designation of Restricted Subsidiary has been canceled may be redesignated as such if during any period following cancellation of its previous designation as a Restricted Subsidiary, such subsidiary shall have entered into a sale and lease-back transaction, as defined in the indenture, which would have been prohibited had it been a Restricted Subsidiary at the time of such transaction.

“Senior Funded Indebtedness” of the Company means any Funded Indebtedness of the Company unless in any instruments evidencing or securing such Funded Indebtedness it is provided that such Funded Indebtedness is subordinate in right of payment to the debt securities to the extent provided in the indenture.

“Senior Funded Indebtedness” of a Restricted Subsidiary means Funded Indebtedness of the Restricted Subsidiary and the aggregate preference on involuntary liquidation of preferred stock of such subsidiary.

“Stockholders’ Equity” means the aggregate of (a) capital and reinvested earnings, after deducting the cost of shares of capital stock of the Company held in its treasury, of the Company and consolidated subsidiaries plus (b) deferred tax effects.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities at the time outstanding, either the trustee or the holders of not less than 25% (unless a different percentage with respect to any series of debt securities is specified for this purpose, in which case the specified percentage) in outstanding Principal Amount of such series may declare to be due and payable immediately the Principal Amount (or specified portion thereof) of such series, together with interest, if any, accrued thereon.

The indenture defines an event of default with respect to any series of debt securities as any one of the following events:

•	default for 30 days in payment of any interest due with respect to any series of debt securities;

•	default for 30 days in making any sinking fund payment due with respect to any series of debt securities;

•	default in payment of principal of (or premium, if any, on) any debt security of any series when due;

•

default for 90 days after notice to the Company by the trustee or by holders of not less than 25% in Principal Amount of the debt securities then outstanding of such series in the performance of any other covenant for the benefit of such series; and

•	certain events of bankruptcy, insolvency and reorganization.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the indenture.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to the holders of the debt securities of each series as to which such default has occurred, notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, or in the payment of any sinking fund installment in respect of any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the series as to which default has occurred. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default, to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in outstanding Principal Amount of a series of debt securities may, subject to certain exceptions, on behalf of the holders of the debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that the Company will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in outstanding Principal Amount of a series of debt securities may on behalf of the holders of the debt securities rescind as to such series, a declaration of acceleration or waive any past default or event of default relating to the debt securities of such series, except a default not theretofore cured in payment of the principal of (or premium, if any) or interest, if any, on any such debt securities or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt securities of that series.

Modification of the Indenture

The indenture contains provisions permitting the Company and the trustee, with the consent of the holders of 66 2/3% in Principal Amount of the outstanding debt securities of each series affected by such modification, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of the holders of the debt securities, except that no such supplemental indenture may, without the consent of all holders of the affected debt securities, (i) change the stated maturity of any debt securities or reduce the principal payable at stated maturity or which could be declared due and payable prior thereto or change any redemption price thereof, (ii) reduce the rate of interest payable on any debt securities, (iii) adversely affect the terms and provisions, if any, applicable to the conversion or exchange of any debt securities, (iv) reduce the percentage in Principal Amount of the debt securities of any series or reduce the percentage of debt securities of any series specified in the indenture, the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults, (v) change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on any debt security, or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security.

Satisfaction and Discharge Prior to Maturity

The Company has the right at any time to satisfy and discharge its obligations under any series of debt securities by depositing in trust with the trustee money and/or U.S. government obligations.

If such deposit is sufficient to make all payments of (1) interest on the debt securities prior to their redemption or maturity and (2) principal of (and premium, if any) and interest on such series of debt securities when due upon redemption or at maturity, all the obligations of the Company under such series of debt securities and the indenture as it relates to the debt securities will be discharged and terminated except as otherwise provided in the indenture. U.S. government obligations mean (i) securities backed by the full faith and credit of the United States and (ii) depositary receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depositary receipts of future payments of interest or principal, or both, on such securities backed by the full faith and credit of the United States held by such custodian.

For U.S. income tax purposes, it is likely that any such deposit and discharge with respect to any debt securities will be treated as a taxable exchange of such debt securities for interests in the trust. In that event, a holder will recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

In addition, the Company may elect to provide, with respect to any series of debt securities, that the Company may be released from certain of its covenants upon the satisfaction of certain conditions applicable to the securities of such series.

Concerning the Trustee

U.S. Bank National Association, the trustee under the indenture, is a lender under the Company’s credit facility and has other customary banking relationships with the Company.

Warrants

The Company may issue with any debt securities being offered by it warrants for the purchase of other debt securities. Each issue of warrants will be issued under, and will be governed by, a warrant agreement to be entered into between the Company and a warrant agent, to be described in the prospectus supplement relating to the debt securities with which the warrants are to be issued. The proposed warrant agreement, including the form of proposed warrant certificate representing the warrants, substantially in the form in which it is to be executed, is incorporated by reference to the exhibits to the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the warrant agreement and warrant certificates do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions set forth in the warrant agreement and warrant certificates, respectively, including the definitions thereof of certain terms.

Reference is made to the prospectus supplement relating to the securities, the warrant agreement relating to the warrants and the warrant certificates representing the warrants for certain specific terms of the warrants, which may include: (1) designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants; (2) designations and terms of any related debt securities with which the warrants are issued and the number of warrants issued with each such debt security; (3) date, if any, on and after which the warrants and the related debt securities will be separately transferable; (4) principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount of debt securities may be purchased upon such exercise; (5) date on which the right to exercise the warrants shall commence and date on which such right shall expire; and (6) whether the warrants represented by the warrant certificates will be issued in registered or bearer form.

Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised, at the agency or agencies maintained for such purposes. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of the holders of debt securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.

Each warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth, or be determinable as set forth, in the prospectus supplement relating to the securities. Each warrant may be exercised in whole but not in part at any time on and after the Commencement Date and up to the close of business on the Expiration Date set forth in the prospectus supplement relating to the securities. After the close of business on the Expiration Date, unexercised warrants will become void.

The exercise price of the warrants will be that price applicable on the date of receipt of payment therefor determined as set forth in the prospectus supplement relating to the securities. Upon receipt of payment of the exercise price and the warrant certificate properly completed and executed at the agency or agencies maintained by the Company for such purpose, the Company will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the warrants remaining unexercised.

Federal income tax consequences and other special considerations applicable to any such warrants will be described in the prospectus supplement relating thereto.

LEGAL MATTERS

The validity of the common stock, the debt securities and the warrants offered hereby will be passed upon for the Company by Janet Dhillon, Executive Vice President, General Counsel and Secretary of J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus. As of April 1, 2010, Ms. Dhillon beneficially owned 21,625 shares of J. C. Penney Company, Inc. common stock, which may be acquired through the exercise of employee stock options. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of J. C. Penney Company, Inc. as of January 30, 2010 and January 31, 2009 and for each of the years in the three-year period ended January 30, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of January 30, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report with respect to the consolidated financial statements refers to the change in the Company’s method of accounting for inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method in 2009, the change in manner in which it accounts for and discloses fair value measurements in 2008 and the transition to a fiscal year-end measurement date to record the funded status of defined pension and other benefit plans in 2008.

J. C. Penney Company, Inc.

COMMON STOCK

J. C. Penney Corporation, Inc.

DEBT SECURITIES

AND

WARRANTS TO PURCHASE DEBT SECURITIES

OF WHICH

J. C. Penney Company, Inc.

IS CO-OBLIGOR

PROSPECTUS

April 22, 2010

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK

This prospectus covers the resale, from time to time, by the J. C. Penney Corporation, Inc. Pension Plan Trust (Selling Stockholder), of shares of common stock of 50¢ par value (common stock) of J. C. Penney Company, Inc. (Company). The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement. The shares of common stock will be held by State Street Bank and Trust Company, the trustee of the Selling Stockholder (Trustee), and sold upon the instructions from an independent, third party investment fiduciary appointed to manage the shares of common stock contributed to the Selling Stockholder. The investment fiduciary will determine the time and manner of sale of the shares of common stock. See “Selling Stockholder.”

The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the New York Stock Exchange (NYSE), and at prevailing market prices or negotiated prices, all as will be more fully described in a prospectus supplement.

The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Stockholder. The Company will not receive any of the proceeds from such sales. See “Use of Proceeds.”

The Company’s common stock trades on the NYSE under the symbol “JCP.” On April 21, 2010, the last reported sale price of our common stock on the NYSE was $30.59.

The principal executive offices of J. C. Penney Company, Inc. are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number is (972) 431-1000.

We discuss risk factors relating to our Company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K. The prospectus supplement relating to a particular offering of common stock may discuss certain risks of investing in our common stock. You should carefully consider these risk factors and risks before deciding to purchase any common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2010.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, the Selling Stockholder may offer our shares of common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. The Company’s business, financial condition, results of operations, and other information contained in the prospectus and any prospectus supplement may have changed since that date.

Unless indicated otherwise, as used in this prospectus, the terms “JCPenney,” “we,” “us,” “our,” or the “Company” refer to J. C. Penney Company, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC’s EDGAR website at http://www.sec.gov or from our website at www.jcpenney.net. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at www.jcpenney.net. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our annual report on Form 10-K for the fiscal year ended January 30, 2010;

•	Our current reports on Form 8-K filed on March 1, 2010, March 17, 2010 and April 20, 2010; and

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•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until all of the securities being registered by this registration statement are sold.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

Telephone: (972) 431-5500

Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “ plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight, paper and postal rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidation, interest rate fluctuations, dollar and other currency valuations, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information. Furthermore, the Company typically earns a disproportionate share of its operating income in the fourth quarter due to holiday buying patterns, and such buying patterns are difficult to forecast with certainty. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K,
10-Q and 8-K. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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THE COMPANY

Since J. C. Penney Company, Inc.’s founding by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,110 JCPenney department stores in 49 states and Puerto Rico. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company sells family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, the department stores provide customers with services such as styling salon, optical, portrait photography and custom decorating.

On January 27, 2002, J. C. Penney Company, Inc. was reorganized into a holding company structure. As part of this restructuring, the former J. C. Penney Company, Inc. changed its name to “J. C. Penney Corporation, Inc.” and became a wholly owned subsidiary of a newly formed affiliated holding company. The new holding company assumed the name “J. C. Penney Company, Inc.” Shares of common and preferred stock of J. C. Penney Corporation, Inc. outstanding as of January 27, 2002 were automatically converted into the identical number and type of shares of common and preferred stock of J. C. Penney Company, Inc. Shares of common stock of 50¢ par value of J. C. Penney Company, Inc. are publicly traded on the NYSE under the symbol “JCP.”

J. C. Penney Company, Inc. derives its operating income and cash flow from J. C. Penney Corporation, Inc. and is also the co-obligor or guarantor, as the case may be, on all outstanding debt of J. C. Penney Corporation, Inc. which has been registered with the SEC.

USE OF PROCEEDS

The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the Selling Stockholder. The Company will not receive any of the proceeds from such sales.

SELLING STOCKHOLDER

This prospectus covers the resale, from time to time, by the Selling Stockholder of shares of JCPenney common stock. The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.

The registration of the shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the registration statement of which this prospectus forms a part. The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us in the future, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering.

The Selling Stockholder is a tax-qualified trust that holds the assets for the J. C. Penney Corporation, Inc. Pension Plan. The shares of common stock are held in the custody of the Trustee, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111 and are maintained in a separate investment account. We currently have on-going banking relationships with the Trustee in the ordinary course of business and expect to continue to have similar relationships with the Trustee in the future. The Trustee also provides certain trustee and custodial services for the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan (Savings Plan). An independent, third party investment fiduciary has been appointed by the Benefit Plans Investment Committee of J. C. Penney Corporation, Inc. (BPIC) to instruct the Trustee as to any disposition of the shares of common stock held by the Selling Stockholder. This investment fiduciary will have sole authority to manage the shares of common stock, subject to general investment criteria established by the BPIC. This investment fiduciary also serves as the named fiduciary and investment manager for the JCPenney common stock fund under the Savings Plan.

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The shares offered by this prospectus are the only shares of common stock of the Company owned by the Selling Stockholder as of April 22, 2010.

DESCRIPTION OF CAPITAL STOCK

In this section entitled “Description of Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us”, we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. As of March 22, 2010, the Company’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 236,228,947 shares were issued and outstanding, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of the Company’s Restated Certificate of Incorporation, as amended, referred to in this document as its “Charter,” and its Bylaws, as amended, and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain copies of these documents.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of the Company’s securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares. Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (Board). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except any stockholder approval required by the NYSE.

BNY Mellon Shareowner Services is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes 25,000,000 shares of preferred stock, without par value. No shares of preferred stock are issued and outstanding.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually. In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Our Bylaws provide that in a non-contested election, any nominee for director who is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board of Directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Absent a compelling reason for the director to remain on the Board, as determined by the other

4

directors in the exercise of their business judgment, the Board shall accept the resignation. The Company will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached. In a contested election, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors. Additionally, our Bylaws provide that members of our Board may be removed, with or without cause, only upon the vote of 80% of the voting power of all classes of our voting stock.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of 80% of the voting power of all classes of our voting stock in order to remove or amend them.

These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Business Combinations with Interested Stockholders

Our Charter provides that approval of business combinations with interested stockholders requires the vote of 80% of the combined voting power of the then-outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors.

An “interested stockholder” is defined in our Charter as a person (other than the Company, any subsidiary or any employee benefit plan of the Company or any subsidiary) who or which:

•	is the beneficial owner, directly or indirectly, of 10% or more of the voting power of all classes of our voting stock;

•	is an affiliate of the Company and at any time within the two-year period before the date in question was the beneficial owner of 10% or more of the voting power of all classes of our voting stock; or

•	is an assignee of shares of voting stock which were owned by an interested stockholder in the preceding two years.

A “business combination” is defined in our Charter to mean:

•	a merger or consolidation with an interested stockholder;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition of our property having a fair market value of $100 million or more to an interested stockholder or a purchase, lease, exchange, mortgage, pledge, transfer or other acquisition by us from an interested stockholder of property having such fair market value;

•

an issuance or transfer by the Company or any subsidiary of any securities of the Company or any subsidiary to any interested stockholder in exchange for cash, securities or other property having a fair market value of $100 million or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any interested stockholder;

•	any reclassification of securities or recapitalization of the Company that has the effect of increasing the voting power of an interested stockholder; and

•	transactions having a similar effect to those listed above.

A business combination will not need to receive the 80% vote outlined above if it meets one of the following tests:

•

the business combination is approved by a majority of the members of the Board who are not affiliated with the interested stockholder and who were Board members prior to the interested stockholder becoming an interested stockholder; or

•

the consideration to be paid by the interested stockholder in the business combination meets various tests set forth in the Charter designed to ensure that the form and amount of consideration to be paid by the interested stockholder is fair to the other stockholders.

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The business combination provisions outlined above may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders. The provision of the Bylaws containing the procedural requirements regarding advance notice of nominations for our Board may only be amended by a vote of 80% of the voting power of all classes of our voting stock.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•

at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66  2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Directors’ Liability

JCPenney’s Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company, and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for the Company by Janet Dhillon, Executive Vice President, General Counsel and Secretary of the Company. A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus. As of April 1, 2010, Ms. Dhillon beneficially owned 21,265 shares of J. C. Penney Company, Inc. common stock, which may be acquired through the exercise of employee stock options.

EXPERTS

The consolidated financial statements of J. C. Penney Company, Inc. as of January 30, 2010 and January 31, 2009 and for each of the years in the three-year period ended January 30, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of January 30, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report with respect to the consolidated financial statements refers to the change in the Company’s method of accounting for inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method in 2009, the change in manner in which it accounts for and discloses fair value measurements in 2008 and the transition to a fiscal year-end measurement date to record the funded status of defined pension and other benefit plans in 2008.

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J. C. Penney Company, Inc.

COMMON STOCK

PROSPECTUS

April 22, 2010

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the Registrants’ best estimate as to anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with a distribution of securities registered hereby:

SEC registration fee	$(1)
Legal fees and expenses	100,000	(2)
Printing fees and expenses	100,000	(2)
Trustee fees and expenses	30,000	(2)
Blue Sky fees and expenses	30,000	(2)
Accounting fees and expenses	115,000	(2)
Rating agency fees	(3)
Miscellaneous expenses	50,000	(2)

Total	$425,000

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	Estimated.
(3)	Rating agency fees are calculated in part based on the amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of our directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (Securities Act).

Article X of our respective bylaws provides in substance for indemnification by the respective companies of its directors and officers in accordance with the provisions of the Delaware General Corporation Law. We have entered into indemnification agreements with our current directors and certain of our current officers which generally provide for indemnification by us except as prohibited by applicable law. To provide some assurance of payment of amounts to which these directors and officers may become entitled pursuant to these agreements, we have funded a trust.

In addition, we have purchased insurance coverage under policies which insure the companies for amounts which they may be required or permitted to pay as indemnification of these directors and officers, and which insure these directors and officers against liabilities which might be incurred and for which they are not entitled to indemnification by the respective company.

Furthermore, the Registrants, as well as their directors and officers, may be entitled to indemnification by an underwriter named in a prospectus supplement against certain civil liabilities under the Securities Act under agreements entered into among the Registrants, or either of them, and such underwriters.

Item 16.	Exhibits.

1.1*	Form of Underwriting Agreement.

1.2	Form of Proposed Agency Agreement (filed as Exhibit 1(b) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference).

2	Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed January 28, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.1	Restated Certificate of Incorporation of J. C. Penney Company, Inc., as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

4.2	Bylaws of J. C. Penney Company, Inc., as amended to February 24, 2010 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed March 1, 2010, SEC File No. 001- 15274, and incorporated herein by reference).

4.3	Indenture, dated as of April 1, 1994, between J. C. Penney Corporation, Inc. and U.S. Bank National Association, Trustee (formerly First Trust of California, National Association as Successor Trustee to Bank of America National Trust and Savings Association) (filed as Exhibit 4(a) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.4	First Supplemental Indenture, dated January 27, 2002, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (filed as Exhibit 4(p) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.5	Second Supplemental Indenture, dated July 26, 2002, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (filed as Exhibit 4 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.6	Forms of Debt Securities registered hereunder may include the following, among others:

(i)	Form of % Note Due (filed as Exhibit 4(b)(i) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(ii)	Form of Zero Coupon Note Due (filed as Exhibit 4(b)(ii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(iii)	Form of % Debenture Due (Original Issue Discount) (filed as Exhibit 4(b)(iii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(iv)	Form of % Debenture Due (filed as Exhibit 4(b) (iv) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(v)	Form of % Sinking Fund Debenture Due (filed as Exhibit 4 (b)(v) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(vi)	Form of Extendible Note (filed as Exhibit 4(b)(vi) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(vii)	Form of Medium-Term Note, Series (Fixed Rate) (filed as Exhibit 4(b)(vii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference); and

(viii)	Form of Medium-Term Note, Series (Floating Rate) (filed as Exhibit 4(b)(viii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.7	Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

5	Opinion of Janet Dhillon with respect to the validity of the securities.

12	Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12 to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, SEC File No. 001-15274, and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Janet Dhillon (see Exhibit 5).

24.1	Power of Attorney — J. C. Penney Company, Inc.

24.2	Power of Attorney — J. C. Penney Corporation, Inc.

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 22, 2010.

J. C. PENNEY COMPANY, INC.

By:	/s/ R. B. Cavanaugh
R. B. Cavanaugh
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chairman of the Board and Chief	April 22, 2010
M. E. Ullman, III	Executive Officer (principal executive
officer); Director

/s/ R. B. Cavanaugh	Executive Vice President and	April 22, 2010
R. B. Cavanaugh	Chief Financial Officer
(principal financial officer)

*	Senior Vice President and Controller	April 22, 2010
D. P. Miller	(principal accounting officer)

*	Director	April 22, 2010
C. C. Barrett

*	Director	April 22, 2010
M. A. Burns

*	Director	April 22, 2010
M. K. Clark

*	Director	April 22, 2010
T. J. Engibous

*	Director	April 22, 2010
K. B. Foster

*	Director	April 22, 2010
G. B. Laybourne

*	Director	April 22, 2010
B. Osborne

*	Director	April 22, 2010
L. H. Roberts

Signatures	Title	Date

*	Director	April 22, 2010
J. G. Teruel

*	Director	April 22, 2010
R. G. Turner

*	Director	April 22, 2010
M. E. West

*By:	/s/ R. B. Cavanaugh
R. B. Cavanaugh
Attorney-in-Fact

Copies of powers of attorney authorizing R. B. Cavanaugh, Janet Dhillon and D. P. Miller and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 22, 2010.

J. C. PENNEY CORPORATION, INC.

By:	/s/ R. B. Cavanaugh
R. B. Cavanaugh
Executive Vice President and Chief Financial Officer; Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* M. E. Ullman, III	Chairman of the Board and Chief Executive Officer (principal executive officer); Director	April 22, 2010

/s/ R. B. Cavanaugh R. B. Cavanaugh	Executive Vice President and Chief Financial Officer (principal financial officer); Director	April 22, 2010

* D. P. Miller	Senior Vice President and Controller (principal accounting officer)	April 22, 2010

* Janet Dhillon	Executive Vice President, General Counsel and Secretary; Director	April 22, 2010

*By:	/s/ R. B. Cavanaugh
R. B. Cavanaugh
Attorney-in-Fact

Copies of powers of attorney authorizing R. B. Cavanaugh, Janet Dhillon, and D. P. Miller, and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement.

1.2	Form of Proposed Agency Agreement (filed as Exhibit 1(b) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference).

2	Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed January 28, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.1	Restated Certificate of Incorporation of J. C. Penney Company, Inc., as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

4.2

Bylaws of J. C. Penney Company, Inc., as amended to February 24, 2010 (filed as Exhibit 3.1 to

J. C. Penney Company, Inc.’s Current Report on Form 8-K filed March 1, 2010, SEC File No. 001-15274, and incorporated herein by reference).

4.3	Indenture, dated as of April 1, 1994, between J. C. Penney Corporation, Inc. and U.S. Bank National Association, Trustee (formerly First Trust of California, National Association as Successor Trustee to Bank of America National Trust and Savings Association) (filed as Exhibit 4(a) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.4	First Supplemental Indenture, dated January 27, 2002, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(p) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, SEC File No. 001-15274).

4.5	Second Supplemental Indenture, dated July 26, 2002, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002, SEC File No. 001-15274).

4.6	Forms of Debt Securities registered hereunder may include the following, among others:

(i) Form of % Note Due (filed as Exhibit 4(b)(i) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(ii) Form of Zero Coupon Note Due (filed as Exhibit 4(b)(ii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(iii) Form of % Debenture Due (Original Issue Discount) (filed as Exhibit 4(b)(iii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

	(iv)	Form of % Debenture Due (filed as Exhibit 4(b) (iv) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

	(v)	Form of % Sinking Fund Debenture Due (filed as Exhibit 4(b)(v) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

	(vi)	Form of Extendible Note (filed as Exhibit 4(b)(vi) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

	(vii)	Form of Medium-Term Note, Series (Fixed Rate) (filed as Exhibit 4(b)(vii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference); and

	(viii)	Form of Medium-Term Note, Series (Floating Rate) (filed as Exhibit 4(b)(viii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.7	Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

5	Opinion of Janet Dhillon with respect to the validity of the securities.

12	Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12 to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, SEC File No. 001-15274, and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Janet Dhillon (see Exhibit 5).

24.1	Power of Attorney – J. C. Penney Company, Inc.

24.2	Power of Attorney – J. C. Penney Corporation, Inc.

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.